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                              SPECTRAN CORPORATION

                                                                  Exhibit 10.107



                              SETTLEMENT AGREEMENT



1. Background. Corning Incorporated ("Corning") and SpecTran Corporation ("SpecTran") are parties to a Three Year Mutimode Optical Fiber Supply Contract, dated as of January 1, 1996 ("Supply Contract"), and both SpecTran and Corning wish to revise and amend their understandings and agreements under the Supply Contract as provided in this Settlement Agreement.


2. Supply Agreement. The parties that (i) Corning will have no further obligation to purchase optical fiber from SpecTran under the Supply Contract, (ii) SpecTran will have no further claims of any nature against Corning under the Supply Contract and fully releases Corning, its successors and assigns from all claims of any nature under the Supply Contract and (iii) Corning fully releases SpecTran, its successors and assigns from all claims of any nature under the Supply Contract.


3. Payment to SpecTran. Corning will pay SpecTran the sum of $4.056 million (Four Million Fifty Six Thousand U.S. Dollars and no cents) as follows:

              Payment Due No Later Than                       Payment Amount
              Within 5 Business Days of
              the Date of this Agreement                      $1,014,000

              May 15, 1998                                    $1,014,000

              August 14, 1998                                 $1,014,000

              November 13, 1998                               $1,014,000
                                                              ----------

              Total                                           $4,056,000







4. Public Announcement; Confidentiality. Neither Corning nor SpecTran shall make any press release or other public statement concerning this Agreement except in a form agreed to in writing by both parties, provided, however, that neither party shall be precluded from making any disclosure concerning this Agreement which is required to comply with law.



Corning Incorporated                                        SpecTran Corporation




By:                                   By:
Printed Name:  Wendell P. Weeks       Printed Name:  Dr. Raymond E. Jaeger
Title:  Sr. Vice President            Title:  Chairman & Chief Executive Officer
         Optoelectronics